INDIANAPOLIS POWER & LIGHT COMPANY
           SUPPLEMENTAL RETIREMENT PLAN AND TRUST AGREEMENT
              FOR A SELECT GROUP OF MANAGEMENT EMPLOYEES
           (AS AMENDED AND RESTATED EFFECTIVE MAY 1, 1993)




                       TABLE OF CONTENTS



                                                             Page


ARTICLE I DEFINITIONS                                           3
     Section 1.01.  Accrued Benefit                             3
     Section 1.02.  Actuarial Equivalent                        3
     Section 1.03.  Adjusted Accrued Benefit                    4
     Section 1.04.  Adjusted Preretirement Surviving Spouse
                     Death Benefit                              4
     Section 1.05.  Administrator                               4
     Section 1.06.  Board                                       4
     Section 1.07.  Break In Service                            5
     Section 1.08.  Company                                     5
     Section 1.09.  Company Retirement Plan                     5
     Section 1.10.  Compensation                                5
     Section 1.11.  Effective Date                              6
     Section 1.12.  Employer                                    6
     Section 1.13.  ERISA                                       6
     Section 1.14.  Hour of Service                             6
     Section 1.15.  Maximum Benefit Liability                   7
     Section 1.16.  Normal Retirement Age                       9
     Section 1.17.  Participant                                 9
     Section 1.18.  Participant Account                         9
     Section 1.19.  Plan                                        9
     Section 1.20.  Plan Year                                   9
     Section 1.21.  Preretirement Surviving Spouse Death
                     Benefit                                    9
     Section 1.22.  Prior Plan                                 10
     Section 1.23.  Service                                    10
     Section 1.24.  Tax Distributions                          10
     Section 1.25.  Total Disability                           10
     Section 1.26.  Trust Fund                                 11
     Section 1.27.  Trustee                                    11
     Section 1.28.  Valuation Date                             11
     Section 1.29.  Vested Portion                             11
     Section 1.30.  Participating Employers                    12
     Section 1.31.  Available Net Income                       12
     Section 1.32.  Compensation Committee                     13

ARTICLE II PARTICIPATION                                       13
     Section 2.01.  Participants                               13
     Section 2.02.  Reemployment                               17

ARTICLE III MONTHLY SUPPLEMENTAL PENSION BENEFITS              18
     Section 3.01.  Senior Executive Officer's Monthly
                    Supplemental Pension Benefits              18
     Section 3.02.  Other Executive Officer's Monthly
                    Supplemental Pension Benefits              19
     Section 3.03.  Special Monthly Supplemental Pension
                    Benefits                                   20

ARTICLE IV PAYMENT OF RETIREMENT BENEFITS                      20
     Section 4.01.  Entitlement to Retirement Benefits         20
     Section 4.02.  Non-Vested Benefits                        22
     Section 4.03.  Tax Distribution Payments                  23
     Section 4.04.  Reduction in Accrued Benefit and
                    Preretirement Surviving Spouse
                    Death Benefit                              28
     Section 4.05.  Distribution and Recontribution of
                    Income                                     31

ARTICLE V MONTHLY DEATH BENEFITS                               33

ARTICLE VI CONTRIBUTIONS TO THE TRUST FUND                     34
     Section 6.01.  Initial Company Contribution               34
     Section 6.02.  Annual Company Contribution                34
     Section 6.03.  Additional Company Contributions           35
     Section 6.04.  Form of Contribution                       35

ARTICLE VII ESTABLISHMENT OF TRUST FUND                        36
     Section 7.01.  Trust Fun                                  36
     Section 7.02.  Establishment of Participant Accounts      36
     Section 7.03.  Allocation of Contributions                36
     Section 7.04.  Valuations                                 37
     Section 7.05.  Reallocation of Excess Participant
                    Account Balances                           38
     Section 7.06.  Payment of Expenses                        39
     Section 7.07.  Accounting and Record Keeping              39
     Section 7.08.  Limitation on Liability                    40
     Section 7.09.  Consultation and Indemnification           40
     Section 7.10.  Litigation                                 41
     Section 7.11.  Waiver of Bond                             41

ARTICLE VIII INVESTMENT OF TRUST FUND                          41
     Section 8.01.  Management of Trust Fund and
                    Appointment of Investment Manager          41
     Section 8.02.  Powers of Trustee                          42

ARTICLE IX RESIGNATION, REMOVAL, AND APPOINTMENT
               OF SUCCESSOR TRUSTEE                            47
     Section 9.01.  Resignation                                47
     Section 9.02.  Removal                                    47
     Section 9.03.  Successor Trustee                          47
     Section 9.04.  Accounting by Trustee                      48
     Section 9.05.  Merger or Consolidation of Trustee         48

ARTICLE X NON-DIVERSION OF TRUST FUND                          49

ARTICLE XI ADMINISTRATION                                      49
     Section 11.01.  Delegation of Responsibility              49
     Section 11.02.  Construction of Plan                      50
     Section 11.03.  Tax Information to Participants           50
     Section 11.04.  Determinations                            50

ARTICLE XII MISCELLANEOUS                                      51
     Section 12.01.  Amendment or Termination of Plan          51
     Section 12.02.  Right to Merge Plan                       52
     Section 12.03.  Successors and Assigns                    53
     Section 12.04.  Choice of Law                             53
     Section 12.05.  No Employment Contract                    53
     Section 12.06.  Non-Alienation                            53
     Section 12.07.  Gender and Number                         54
     Section 12.08.  Headings                                  54
     Section 12.09.  Payment to Incompetents                   54
     Section 12.10.  Illegal or Invalid Provisions             54















               INDIANAPOLIS POWER & LIGHT COMPANY
             SUPPLEMENTAL RETIREMENT PLAN AND TRUST
      AGREEMENT FOR A SELECT GROUP OF MANAGEMENT EMPLOYEES
        (AS AMENDED AND RESTATED EFFECTIVE MAY 1, 1993)



     Pursuant to Section 12.01 of the Indianapolis Power & Light Company

Supplemental Retirement Plan and Trust Agreement for a Select Group of

Management Employees (the "Plan") which was originally executed on

November 1, 1988 by and between Indianapolis Power & Light Company, Inc.

(the "Company") and National City Bank, Indiana (the "Trustee") and last amended and restated effective January 1, 1992, the Company hereby amends and completely restates the Plan, effective as of May 1, 1993, as follows:


                          WITNESSETH:

     WHEREAS, effective May 1, 1983, the Company established the Unfunded

Supplemental Retirement Plan for a Select Group of Management Employees

(the "Prior Plan") which was designed to meet applicable exemptions under

Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA (as

hereinafter defined) and under Department of Labor Regulation Section

2520.104-23; and


     WHEREAS, in order to provide the active participants in the Prior Plan with greater assurance that the benefits provided under such Prior Plan will be duly made, the Company desires to establish a successor plan and trust (the "Plan") for the active participants in the Prior Plan (and has contemporaneously limited their participation in the Prior Plan to preclude a duplication of benefits) and to transfer thereto sufficient assets to be held therein and applied against the benefit obligations of the Company under the terms of the Plan, until paid or returned in accordance with the terms of this Agreement; and


     WHEREAS, in recognition of the management services and other benefits provided to the Employer (as hereinafter defined) by the key employees who are Participants (as hereinafter defined) under the Plan, it is the intention of the Company to make contributions to the Plan in accordance with the terms of this Agreement; and


     WHEREAS, the Plan is not intended to be a tax qualified plan under

Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended

(the "Code"), but is intended to meet and comply with the requirements of

ERISA and shall be interpreted accordingly to effect the intent of the parties;


     NOW, THEREFORE, in consideration of the services which have been and shall be performed by such Plan Participants, of the premises and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby expressly acknowledged, the parties do hereby covenant and agree as follows:


                                ARTICLE I

                               DEFINITIONS


     Section 1.01.  Accrued Benefit.  The term "Accrued Benefit" means the monthly amount payable to a Participant at age sixty-five (65), based on such Participant's average Compensation at the date of determination, under

Section 3.01 or Section 3.02, whichever is applicable, multiplied by a fraction (not to exceed one (1)), the numerator of which is such

Participant's Service at the date of determination and the denominator of which is the lesser of thirty (30) or the total Service such Participant would have completed if his employment by the Employer had continued until his attainment of the Normal Retirement Age; provided, however, that if the

Participant's employment with the Employer is terminated by reason of his incurring a Total Disability, the fraction described above shall be one

(1), regardless of his Service at the date he incurs a Total Disability.


     Section 1.02.  Actuarial Equivalent.  The term "Actuarial Equivalent"

means the equivalent in value of the aggregate amounts expected to be paid under different forms of payment under this Plan, on the basis of an assumed rate of interest of seven percent (7%) and mortality rates under the Unisex Pension 1984 Mortality Table (UP-84) with no age set back for the Participant and a three (3) year age set back for the Participant's spouse.


     Section 1.03.  Adjusted Accrued Benefit.  The term "Adjusted Accrued

Benefit" means the Accrued Benefit of each Participant after it is adjusted in accordance with Section 4.04(a) to reflect any Tax Distributions made to such Participant and in accordance with Section 4.04(b) to reflect any distributions made under Section 4.05 and not recontributed to the Plan.


     Section 1.04.  Adjusted Preretirement Surviving Spouse Death Benefit.

The term "Adjusted Preretirement Surviving Spouse Death Benefit" means the

Preretirement Surviving Spouse Death Benefit of a surviving spouse of a deceased Participant after it is adjusted in accordance with Section

4.04(a) to reflect any Tax Distributions made to such deceased Participant or to such surviving spouse and in accordance with Section 4.04(b) to reflect any distributions made under Section 4.05 and not recontributed to the Plan.


     Section 1.05.  Administrator.  The term "Administrator" means the

Company, which shall have the sole authority to manage and to control the operation and administration of this Plan.


     Section 1.06.  Board.  The term "Board" means the Board of Directors of the Company.  Whenever the provisions of this Plan require action by the

Board, it may be taken by the Executive Committee of the Board with the same force and effect as though taken by the entire Board.


     Section 1.07.  Break In Service.  The term "Break in Service" means the last calendar day of any consecutive twelve (12) month computation period as provided in Section 1.24 during which a person completes fewer than five hundred and one (501) Hours of Service.


     Section 1.08.  Company.  The term "Company" means Indianapolis Power &

Light Company and any successor thereto or predecessor thereof.


     Section 1.09.  Company Retirement Plan.  The term "Company Retirement

Plan" means the Employees' Retirement Plan of Indianapolis Power & Light

Company as now in effect or hereafter amended.  The Company Retirement Plan is not amended or modified in any manner by this Plan, and any benefits payable to Participants or to their surviving spouses under this Plan shall have no effect on the benefits payable to Participants or to their surviving spouses under the Company Retirement Plan.


     Section 1.10.  Compensation.  The term "Compensation" means the remuneration received by a Participant from the Employer for services rendered to the Employer, including incentive and length-of-service pay but specifically excluding bonus payments, prizes or reimbursements and any payments made pursuant to the Executive Incentive Compensation Plan of

IPALCO Enterprises, Inc. and the IPALCO Enterprises, Inc. Annual Incentive

Plan and 1990 Long-Term Performance Incentive Plan; provided, however, that the term "Compensation" shall also include any current compensation deferred by a Participant under any qualified or nonqualified plan sponsored or maintained by the Employer or under any agreement entered into between a Participant and the Employer other than the Executive Incentive

Compensation Plan of IPALCO Enterprises, Inc.


     Section 1.11.  Effective Date.  The term "Effective Date" means

November 1, 1988.


     Section 1.12.  Employer.  The term "Employer" means the Company, any entity which is affiliated with the Company within the meaning of Sections

210(b) and 210(c) of ERISA, and any successor thereto or predecessor thereof.


     Section 1.13.  ERISA.  The term "ERISA" means the Employee Retirement

Income Security Act of 1974, as now in effect or hereinafter amended and shall also include any regulations promulgated thereunder.


     Section 1.14.  Hour of Service.  The term "Hour of Service" means the hours which are recognized as such under the Company Retirement Plan.


     Section 1.15.  Maximum Benefit Liability.  The term "Maximum Benefit

Liability" means with respect to each Participant Account established hereunder the greater of:


          (a) the present value (as of the date of determination) of the

     Vested Portion of a Participant's Adjusted Accrued Benefit (or, if the

     payment of monthly benefits has already commenced, the remaining payments) due under Article IV to the Participant for whom such

     Participant Account is established or, if applicable, his surviving spouse, and


          (b) with respect to a married Participant or the surviving spouse of a deceased Participant, the present value (as of the date of determination) of the Adjusted Preretirement Surviving Spouse Death

     Benefit (or, if the payment of death benefits has already commenced,

     the remaining payments) due under Article V to the surviving spouse of the Participant for whom such Participant Account is established.



In calculating the Maximum Benefit Liability as of a determination date,

any reductions in the Accrued Benefits and Preretirement Surviving Spouse

Death Benefits of Participants or their surviving spouses, where applicable, which are to be made as of the date of determination under

Section 4.04 shall be given effect, whether or not the Tax Distribution payments (or distributions of Available Net Income not recontributed under

Section 4.05) attributable to such reduction have been made as of the date of calculation; provided, however, that if such Tax Distribution payment is not ultimately made by the Company under Section 4.03 (or such distribution of Available Net Income is not ultimately made under Section 4.05), the reduction shall not be given effect in any calculations of the Maximum

Benefit Liability of a Participant's Accrued Benefit or Preretirement

Surviving Spouse Death Benefit which are made after the due date of the Tax

Distribution payment (or distribution of Available Net Income).  For purposes of making the calculation of present value, the present value discount rate shall be eight percent (8%), and the mortality assumption shall be computed in accordance with the 1983 Group Annuity Mortality

Table; provided, however, that the eight percent (8%) present value discount rate shall be adjusted as of each October 31 by multiplying eight percent (8%) by a fraction, the numerator of which is equal to the asked discount rate on ninety (90) day maturity U.S. Treasury Bills for the first trading date coinciding with or immediately following the Effective Date as reported in The Wall Street Journal and the denominator of which is equal to the asked discount rate on ninety (90) day maturity U.S. Treasury Bills for the first trading date coinciding with or immediately following the

October 31 as of which the adjustment in the rate is made as reported in

The Wall Street Journal.  The Maximum Benefit Liability shall be calculated and certified by an actuary designated by the Company who is acceptable to the Trustee and who is enrolled by the Joint Board for the Enrollment of

Actuaries.


     Section 1.16.  Normal Retirement Age.  The term "Normal Retirement

Age" means for each Participant age sixty-five (65).


     Section 1.17.  Participant.  The term "Participant" means any individual designated in Article II of this Plan who is eligible for benefits under this Plan.


     Section 1.18.  Participant Account.  The term "Participant Account"

means the separate account maintained by the Trustee for each Participant.


     Section 1.19.  Plan.  The term "Plan" means the Indianapolis Power &

Light Company Supplemental Retirement Plan and Trust Agreement for a Select

Group of Management Employees, which is intended to be a continuation of the Prior Plan with respect to the active participants in the Prior Plan at the Effective Date.


     Section 1.20.  Plan Year.  The term "Plan Year" means a consecutive twelve (12) month period beginning on November 1 and ending on October 31.


     Section 1.21.  Preretirement Surviving Spouse Death Benefit.  The term

"Preretirement Surviving Spouse Death Benefit" means the monthly amount payable to a surviving spouse of a deceased Participant under Article V.


     Section 1.22.  Prior Plan.  The term "Prior Plan" means the

Indianapolis Power & Light Company Unfunded Supplemental Retirement Plan

for a Select Group of Management Employees, as amended through October 31,

1988.  The retired participants or, if applicable, the surviving spouses of deceased participants in the Prior Plan shall continue to receive their benefits in accordance with the Prior Plan.


     Section 1.23.  Service.  The term "Service" means the period of employment of an individual by the Employer and, for purposes of vesting and benefit accrual, shall be measured in consecutive twelve (12) month computation periods (hereinafter sometimes referred to as "years")

beginning on the first (1st) calendar day of an individual's employment by the Employer and anniversaries thereof and disregarding any such periods in which such individual completes fewer than one thousand (1,000) Hours of

Service.  Notwithstanding the above, upon termination of his employment with the Employer, an individual shall receive credit for a fractional year of Service for the period from the last such anniversary date.


     Section 1.24.  Tax Distributions.  The term "Tax Distributions" means the cash payments made by the Company under Section 4.03.


     Section 1.25.  Total Disability.  The term "Total Disability" means a physical or mental condition which prevents a Participant from performing his duties for the Employer; provided, however, that a Participant shall not be deemed to have incurred a Total Disability unless such Participant is eligible for Disability Retirement under the Company Retirement Plan.


     Section 1.26.  Trust Fund.  The term "Trust Fund" means the trust fund created hereunder.


     Section 1.27.  Trustee.  The term "Trustee" means the initial Trustee of the Trust Fund, and any successor acting as Trustee of the Trust Fund.


     Section 1.28.  Valuation Date.  The term "Valuation Date" means each and every October 31 and December 31.


     Section 1.29.  Vested Portion.  The term "Vested Portion" means the portion of a Participant's Accrued Benefit or Adjusted Accrued Benefit,

whichever is applicable, which is vested and nonforfeitable as determined based on that Participant's Service in accordance with the following schedule:



         Years of Service
     Completed by Participant            Vested Portion

        Less than one (1) year                   0%
        One (1) year                            20%
        Two (2) years                           40%
        Three (3) years                         60%
        Four (4) years                          80%
        Five (5) years or more                 100%



provided, however, that notwithstanding the above, the Accrued Benefit or,

if applicable, Adjusted Accrued Benefit of a Participant shall become one hundred percent (100%) vested and nonforfeitable upon the Participant's attainment of age sixty-five (65) or upon his incurring a Total Disability.


     Section 1.30.  Participating Employers.  The term "Participating

Employers" means the Company, IPALCO Enterprises, Inc., Mid-America Capital

Resources, Inc. and any other Employer who has adopted this Plan, whose participation has been approved by the Company and who has agreed to reimburse the Company for their pro-rata costs of the benefits provided under the Plan to their respective employees.


     Section 1.31.  Available Net Income.  The term "Available Net Income"

means, with respect to a Participant for a calendar year, the taxable income (including all items of ordinary income and capital gains recognized for federal income tax purposes in that calendar year and reduced by all ordinary and capital losses recognized for federal income tax purposes in that calendar year) of the Trust Fund for that calendar year multiplied by a fraction, the numerator of which is the value of that Participant's

Participant Account at the Valuation Date immediately preceding that calendar year and the denominator of which is the value of all Participant

Accounts at the Valuation Date immediately preceding that calendar year;

provided, however, that for purposes of these allocations, the value of each Participant Account shall be decreased by fifty percent (50%) of any distributions from such Participant Account under Article V and under

Section 4.01 since the applicable Valuation Date.  The term "Available Net

Income" shall not include income or loss attributable to any portion of the

Trust Fund that is treated as being owned by a Participant under Sections

671-678 of the Code.


     Section 1.32.  Compensation Committee.  The term "Compensation

Committee" means the Compensation Committee of the Board of Directors of

IPALCO Enterprises, Inc.


                           ARTICLE II

                         PARTICIPATION


     Section 2.01.  Participants.  The individuals eligible to participate in this Plan on the Effective Date shall include only the Senior Executive

Officers and the Other Executive Officers of the Company who are designated in this Section.  Effective May 1, 1993, the Senior Executive Officers

selected to participate in this Plan are as follows:


Name                       Current Title

John R. Hodowal            Indianapolis Power & Light Company - Chairman
                           of the Board and Chief Executive Officer;
                           IPALCO Enterprises, Inc. - Chairman of the
                           Board and President

Ramon L. Humke             Indianapolis Power & Light Company - President
                           and Chief Operating Officer; IPALCO
                           Enterprises, Inc. - Vice Chairman

Gerald D. Waltz            Indianapolis Power & Light Company - Senior
                           Vice President, Business Development

John R. Brehm              Indianapolis Power & Light Company - Senior
                           Vice President, Finance and Information
                           Services; IPALCO Enterprises, Inc. - Vice
                           President and Treasurer

Michael M. Minter          Indianapolis Power & Light Company - Senior
                           Vice President, Planning and Engineering

Robert W. Rawlings         Indianapolis Power & Light Company - Senior
                           Vice President, Electric Production

Maurice O. Edmonds         IPALCO Enterprises, Inc. - Vice President,
                           Corporate Affairs

N. Stuart Grauel           IPALCO Enterprises, Inc. - Vice President,
                           Public Affirs

Joseph A. Gustin           Mid-America Capital Resources, Inc. - Vice
                           President; Mid-America Energy Resources, Inc.
                           - President

Zane G. Todd               Former Indianapolis Power & Light Company -
                           Chairman of the Board and Chief Executive
                           Officer (Retired)

Robert W. Hill             Former IPALCO Enterprises, Inc. - Vice
                           Chairman (Retired)

Richard Q. Cooper          Former Indianapolis Power & Light Company -
                           Senior Vice President, Steam System (Retired)

Charles E. Ohlman          Former Indianapolis Power & Light Company -
                           Senior Vice President, Consumer Services
                           (Retired)

Thomas A. King             Former IPALCO Enterprises, Inc. - Vice
                           President, Corporate Affairs (Terminated
                           8/31/92)

     Effective May 1, 1993, the Other Executive Officers selected to participate in this Plan are as follows:



Name                       Current Title

Arthur G. Haan             Indianapolis Power & Light Company - Vice
                           President, Strategic Affairs

Don W. Knight              Indianapolis Power & Light Company - Vice
                           President, Fuel Supply

Thomas A. Steiner          Indianapolis Power & Light Company - Vice
                           President, Transmission and Distribution

John D. Wilson             Indianapolis Power & Light Company - Vice
                           President, Information Services

Marcus E. Woods            Indianapolis Power & Light Company - Vice
                           President, Secretary and General Counsel;
                           IPALCO Enterprises, Inc. - Secretary and
                           General Counsel

Max Califar                Indianapolis Power & Light Company - Vice
                           President, Human Resources

Arnold A. Gordus           Indianapolis Power & Light Company - Assistant
                           Vice President, Environmental Affairs

John C. Berlier, Jr.       Indianapolis Power & Light Company - Vice
                           President, Resource Planning and Rates

Robert A. McKnight, Jr.    Indianapolis Power & Light Company - Vice
                           President, Major Project Management

Michael E. Shriner         Indianapolis Power & Light Company - Vice
                           President, Customer Services & Marketing

Stephen J. Plunkett        Indianapolis Power & Light Company -
                           Controller; IPALCO Enterprises, Inc. -
                           Controller

Clark L. Snyder            Indianapolis Power & Light Company - Assistant
                           Secretary and Assistant General Counsel;
                           IPALCO Enterprises, Inc. - Assistant Secretary

Joseph A. Slash            Indianapolis Power & Light Company - Vice
                           President, General Services

Steven L. Meyer            Indianapolis Power & Light Company -
                           Treasurer; IPALCO Enterprises, Inc. -
                           Assistant Treasurer

Donald E. Blue             Former Indianapolis Power & Light Company -
                           Vice President, Power Production (Retired)

Joseph E. Butler           Former Indianapolis Power & Light Company -
                           Vice President, Community Affairs and
                           Residential Sales (Terminated 2/1/91)

Jan E. Lower               Former Indianapolis Power & Light Company -
                           Vice President, Community Affairs (Terminated
                           4/30/93)

     An Other Executive Officer who is listed above and who subsequently becomes a Senior Vice President, an Executive Vice President, the

President, Chief Operating Officer, Chief Executive Officer or Chairman of

the Board of the Company or who subsequently becomes a Vice President or

Vice Chairman of the Board of IPALCO Enterprises, Inc. shall be deemed to be a Senior Officer under this Plan without the necessity of a Plan amendment.


     Additional management employees of the Company or officers and management employees of any other Participating Employer may be added as

Participants to this Plan by action of the Compensation Committee, provided such corporations have adopted this Plan and each has agreed to reimburse the Company for their pro-rata costs of the benefits provided under the

Plan to their respective employees.  The Committee shall specify whether such officers or management employees are to be considered Senior Officers or Other Executive Officers under this Section 2.01.


     Section 2.02.  Reemployment.  Any former Participant whose employment with the Employer is terminated and who subsequently returns to work for the Employer after he has a Break in Service shall be reinstated as a

Participant and shall have his prior Service restored in determining his vested rights and his Accrued Benefits under this Plan; provided, however,

that if a reemployed Participant is receiving monthly benefits under

Section 4.01 at the time of his reemployment, such monthly benefits shall cease for such period as he shall remain employed by the Employer and complete at least forty (40) Hours of Service per month, and any monthly benefits payable to him or to his surviving spouse thereafter under Article

IV or V, whichever is applicable, shall be adjusted to reflect any payments previously made to such Participant before the date he returned to work for the Employer and any payments made subsequent to the date he returned to work for the Employer with respect to months in which he fails to complete at least forty (40) Hours of Service; provided, further, that suspension of benefit payments to any such reemployed Participant shall be made only after written notice has been given to him by the Company by personal delivery or certified mail, and such benefit suspensions shall comply with all requirements imposed pursuant to Section 2530.203-3 of the Department of Labor regulations which are incorporated herein by reference.


                          ARTICLE III

             MONTHLY SUPPLEMENTAL PENSION BENEFITS


     Section 3.01.  Senior Executive Officer's Monthly  Supplemental

Pension Benefits.  Except as provided by Section 3.03, the monthly supplemental pension benefits for any Senior Executive Officer shall be equal to sixty-five percent (65%) of the average monthly Compensation paid to that Senior Executive Officer with respect to the last thirty-six (36)

consecutive months (or, if lesser, his entire period of employment with the

Employer) ending on or before the date his employment with the Employer is terminated, less the benefits that would be payable to him for the month he attains age fifty-five (55) or, if later, the first (1st) month following the date his employment with the Employer is terminated under the Company

Retirement Plan on a single-life basis regardless of the form in which such benefits are actually paid; provided, however, that if the Senior Executive

Officer's benefits under the Company Retirement Plan are not payable until his attainment of age sixty-five (65) because of his not meeting the requirements for early retirement under the Company Retirement Plan and his employment with the Employers is terminated before his attainment of age sixty-five (65), his Company Retirement Plan benefit offset under this

Section shall be equal to the monthly amount payable at the later of his attainment of age fifty-five (55) or the date on which his employment with the Employers is terminated on a single life basis which is the Actuarial

Equivalent to the monthly amount payable to him at age sixty-five (65) on a single life basis under the Company Retirement Plan.


     Section 3.02.  Other Executive Officer's Monthly Supplemental Pension

Benefits.  Except as provided by Section 3.03, the monthly supplemental pension benefits for any Other Executive Officer shall be equal to sixty percent (60%) of the average monthly Compensation paid to that Other

Executive Officer with respect to the last thirty-six (36) consecutive months (or, if lesser, his entire period of employment with the Employer)

ending on or before the date his employment with the Employer is terminated, less the benefits that would be payable to him for the month he attains age fifty-five (55) or, if later, the first (1st) month following the date his employment with the Employer is terminated under the Company

Retirement Plan on a single-life basis regardless of the form in which such benefits are actually paid; provided, however, that if the Other Executive

Officer's benefits under the Company Retirement Plan are not payable until his attainment of age sixty-five (65) because of his not meeting the requirements for early retirement under the Company Retirement Plan and his employment with the Employers is terminated before his attainment of age sixty-five (65), his Company Retirement Plan benefit offset under this

Section shall be equal to the monthly amount payable at the later of his attainment of age fifty-five (55) or the date on which his employment with the Employers is terminated on a single life basis which is the Actuarial

Equivalent to the monthly amount payable to him at age sixty-five (65) on a single life basis under the Company Retirement Plan.


     Section 3.03.  Special Monthly Supplemental Pension Benefits.  From

time to time the Board, in its sole discretion, may provide for alternative supplemental pension benefits under this Section 3.03 for any Senior

Executive Officer or Other Executive Officer in lieu of, and not in addition to, the benefits described in Section 3.01 or Section 3.02,

whichever Section is applicable, because of special circumstances relating to such Executive's employment with the Employer.  If the Board takes action to add new Participants or to modify the benefits of current

Participants, the action shall designate the name of the individual and the applicable benefit to be provided for such individual.  If the benefits provided under this Section are offset by the Company Retirement Plan benefit, the offsets shall be calculated consistent with and in accordance with the manner the offsets are determined under Sections 3.01 and 3.02.


                           ARTICLE IV

                 PAYMENT OF RETIREMENT BENEFITS


     Section 4.01.  Entitlement to Retirement Benefits.  A Participant who

retires or otherwise terminates his employment with the Employer for reasons other than his death shall be entitled to receive monthly supplemental pension benefits under this Plan only if:


          (a)  his employment with the Employer terminates on or after his attainment of the Normal Retirement Age,


          (b)  his employment with the Employer terminates by reason of his incurring a Total Disability, or


          (c)  his employment with the Employer terminates after his completion of at least one (1) Year of Service.



 The amount of the monthly supplemental pension benefits to which an eligible Participant is entitled upon his retirement or other termination of employment shall be equal to the Vested Portion of his Adjusted Accrued

Benefit.  The non-Vested Portion of a Participant's Adjusted Accrued

Benefit shall be governed by Section 4.02.  The monthly payments shall begin on the first (1st) calendar day of the month coinciding with or next following the date on which a Participant attains his Normal Retirement Age or, if later, the date his employment with the Employer is terminated and shall continue through the month in which his death occurs; provided,

however, that if a Participant's employment with the Employer is terminated before his attainment of the Normal Retirement Age, he may elect with the consent of the Company to have his benefits begin on the first (1st)

calendar day of the month following the date on which his employment with the Employer is terminated or, if later, the first (1st) day of the calendar month immediately following his attainment of age fifty-five (55);

provided, further, that if benefit payments to a Participant begin before his attainment of the Normal Retirement Age, the amount of such

Participant's monthly supplemental pension benefits shall be reduced to the extent and in the same manner as such payments would be reduced if made from the Company Retirement Plan.  If a Participant is married at the date his benefit payments are to commence and notwithstanding anything contained in this Plan to the contrary, his monthly benefits shall be paid in the form of an actuarially equivalent joint and survivor annuity determined in the same manner as the Joint and Survivor Annuity Option under Section

205.50 of the Company Retirement Plan, unless such Participant, with the written consent of his spouse witnessed by a Notary Public, elects not to have his benefits paid in such form.


     Payment of benefits under this Section 4.01 shall be made in accordance with and consistent with the requirements set forth in Section

205 of ERISA; provided, however, that subject to the applicable spousal consent requirements contained in Section 205 of ERISA, a Participant may elect for his benefits to be paid in any actuarially equivalent form of payment which is available under the Company Retirement Plan (other than a single lump sum payment).


     Section 4.02.  Non-Vested Benefits.  If a Participant's employment with the Employer is terminated before his completion of at least five (5)

years of Service, before his attainment of his Normal Retirement Age and not by reason of his incurring a Total Disability, such Participant shall only be entitled to the Vested Portion of his Adjusted Accrued Benefit, the

non-Vested Portion of his Adjusted Accrued Benefit shall be forfeited and the portion of his Participant Account attributable to the non-Vested

Portion of his Adjusted Accrued Benefit shall be reallocated as provided in

Section 7.05; provided, however, that if such Participant subsequently returns to work for the Employer, the non-Vested Portion of his Adjusted

Accrued Benefit shall be immediately reinstated, his Participant Account shall be reestablished and funded in accordance with Section 6.02 and he shall be entitled to receive monthly supplemental pension benefits upon his subsequent termination of employment with the Employer to the extent otherwise provided under this Plan, less any benefits already paid to him under this Plan before his reemployment with the Employer.


     Section 4.03.  Tax Distribution Payments.  On or before December 20 of each calendar year in which a Participant or, if applicable, his surviving spouse is required to take amounts into income for Federal income tax purposes by reason of his participation in, or eligibility for benefits

(including benefits received under an annuity contract purchased in accordance with Article X) under this Plan, the Company shall make a Tax

Distribution payment to each Participant or, if applicable, to the surviving spouse of each deceased Participant equal to the product of:


          (a)  the amount (excluding amounts paid by the Company under this

     Section) which such Participant or, if applicable, his surviving spouse is required to recognize as income for Federal income tax purposes by reason of his participation in, or eligibility for benefits under, this Plan in such calendar year; and


          (b)  the maximum marginal individual composite Federal, Indiana and Marion County income tax rate (taking into account the deductibility for Federal income tax purposes of state and local income taxes, if then allowable, and, except as otherwise provided below, without regard to Section 1(g) of the Code) in effect for the calendar year during which the amount described in (a) above is required to be recognized as income by such Participant, whether or not such Participant is subject to such maximum rate; and


          (c)  one hundred percent (100%) divided by the amount by which one hundred percent (100%) exceeds the rate in (b) above expressed as a percent.


The amount of the required Tax Distribution payments shall be certified to the Company on or before December 10 of each calendar year by the actuary designated by the Company to calculate the Maximum Benefit Liability under

Section 1.15.  For purposes of determining the amount of each Tax

Distribution payment, the amount described in (a) above shall be estimated by assuming that each Participant, if applicable, shall continue his employment with the Employer for the remainder of the calendar year, each

Participant's rate of Compensation shall remain unchanged for the remainder of such calendar year and, if applicable, that the Trust Fund (including the portion of the Trust Fund attributable to Company contribution made in such calendar year) shall earn investment income, both realized and unrealized, for the period of October 31 to December 31 (or, with respect to Company contributions made after October 31 but before December 31, for the remainder of period beginning on the date of contribution and ending on such December 31) of such calendar year at the same rate of return earned by the Trust Fund for the Plan Year ending on October 31 of such calendar year; provided, however, that the assumed rate of interest to be applied against the initial Company contribution made under Section 6.01 shall be ten percent (10%).  Notwithstanding anything contained herein to the contrary, if before November 1 of a calendar year a Participant or, if applicable, his surviving spouse files a statement with the Company certifying that to the best of his or her knowledge all or a portion of his or her taxable income by reason or his or participation in this Plan shall be subject to the additional Federal income tax under Section 1(g) of the

Code and provides the Company with information which will enable the actuary designated by the Company to calculate the additional Federal income tax under Section 1(g) of the Code resulting from his participation in this Plan, including his or her estimated taxable income for such calendar year, the table in Section 1 of the Code to be used by the

Participant or, if applicable, his surviving spouse for his Federal income tax return for such calendar year and the number of personal exemptions that the Participant or, if applicable, his surviving spouse intends to claim on his or her Federal income tax return for such calendar year, the

Company shall have its actuary recalculate the amount of the Tax

Distribution payment required under this Section based on the information provided by the Participant or, if applicable, his surviving spouse, so that the amount of the Tax Distribution payment made to the Participant or,

if applicable, his surviving spouse shall equal the estimated tax liability of the Participant or, if applicable, his surviving spouse for such calendar year by reason of his participation in this Plan; provided,

however, that any adjustments in the Tax Distribution payments under this sentence shall be limited to adjustments reflecting the applicability of

Section 1(g) of the Code.  If the amount described in (a) above which was estimated for purposes of calculating the amount of any Tax Distribution payment to a Participant or, if applicable, his surviving spouse is less than the actual (a) amount, the Company shall pay to such Participant or,

if applicable, his surviving spouse as soon as practicable after the end of such calendar year and in no event later than the March 15 immediately following such calendar year during which such amount was recognized as income an amount equal to the product of:


          (d)  the amount by which the actual (a) amount exceeded the estimated (a) amount; and


          (e)  the rate described in (b) above; and


          (f)  one hundred percent (100%) divided by the amount by which one hundred percent (100%) exceeds the maximum marginal individual composite Federal, Indiana and Marion County income tax rate expressed as a percent (taking into account the deductibility for Federal income tax purposes of state and local income taxes, if then allowable) in effect for the calendar year during which such additional Tax

     Distribution payment is to be made, whether or not such Participant is subject to such maximum rate.


If the amount described in (a) above which was estimated for purpose of calculating the amount of any Tax Distribution payment to a Participant or,

if applicable, his surviving spouse is greater than the actual (a) amount,

the amount of the Tax Distribution payment shall be recalculated by substituting for the estimated (a) amount the actual (a) amount, and the amount by which the Tax Distribution payment exceeds the recalculated amount shall be offset against future Tax Distribution payments due until exhausted.  Notwithstanding anything contained herein to the contrary, Tax

Distribution payments shall not be made by the Company to a married

Participant without the written consent of his spouse witnessed by a Notary

Public.


     Section 4.04.  Reduction in Accrued Benefit and Preretirement

Surviving Spouse Death Benefit.  Each Participant's Accrued Benefit and

Preretirement Surviving Spouse Death Benefit shall be adjusted as follows:


          (a)  As of the Effective Date and as of each Valuation Date, a

     Participant's Accrued Benefit and the Preretirement Surviving Spouse

     Death Benefit payable to the surviving spouse of a deceased

     Participant who dies while still employed by the Employer shall be reduced to the extent provided below to reflect the value of each Tax

     Distribution payment made under Section 4.03 attributable to his initial Accrued Benefit and the initial Preretirement Surviving Spouse

     Death Benefit at the Effective Date and attributable to increases in the amount of his vested Accrued Benefit or Preretirement Surviving

     Spouse Death Benefit.  The amount of the Accrued Benefit and

     Preretirement Surviving Spouse Death Benefit reduction to be effected as of the Effective Date shall be determined by multiplying the

     Accrued Benefit of a Participant or, if applicable, Preretirement

     Surviving Spouse Death Benefit as of the Effective Date which such

     Participant or, if applicable, his surviving spouse is required to recognize as income for Federal income tax purposes in 1988 by a percentage equal to the rate described in Section 4.03(b) or, if the amount of the 1988 Tax Distribution payment for the Participant or, if applicable, his surviving spouse was recalculated in accordance with

     Section 4.03 based on tax information provided by the Participant or,

     if applicable, his surviving spouse, a percentage equal to the individual composite Federal, Indiana and Marion County income tax rate used in recalculating the amount of the Tax Distribution payment under Section 4.03 in 1988 in effect on the Effective Date.  The amount of each Accrued Benefit and Preretirement Surviving Spouse

     Death Benefit reduction for each Valuation Date shall be determined by multiplying any increase in the Adjusted Accrued Benefit of a

     Participant or, if applicable, Preretirement Surviving Spouse Death

     Benefit which as of the preceding Valuation Date has not yet been recognized as income for Federal income tax purposes and which such

     Participant or, if applicable, his surviving spouse is required to recognize as income for Federal income tax purposes in the calendar year during which such Valuation Date falls by a percentage equal to the rate described in Section 4.03(b) in effect on the Valuation Date as of which the adjustment under this Section is made or, if the amount of the Tax Distribution payment made in the calendar year during which the Valuation Date occurs for the Participant or, if applicable, his surviving spouse was recalculated in accordance with

     Section 4.03 based on tax information provided by the Participant or,

     if applicable, his surviving spouse, a percentage equal to the individual composite Federal, Indiana and Marion County income tax rate used in recalculating the amount of the Tax Distribution payment under Section 4.03 for such calendar year.  No reduction in the

     Accrued Benefits and Preretirement Surviving Spouse Death Benefits of

     a Participant or, if applicable, his surviving spouse shall be made under this Section with respect to Tax Distribution payments which are not attributable to increases in the Accrued Benefits or Preretirement

     Surviving Spouse Death Benefits.  Notwithstanding anything contained herein to the contrary, if the Tax Distribution payments required under Section 4.03 attributable to such Participant's Accrued Benefit or Preretirement Surviving Spouse Death Benefit, or increase therein,

     are not timely paid by the Company, the amount of the reduction in such Participant's Accrued Benefit or Preretirement Surviving Spouse

     Death Benefit shall be retroactively reinstated as of the date on which the reduction was made.


          (b)  In the event a Participant fails to recontribute to the Plan the entire amount of Available Net Income distributed to him under

     Section 4.05 with respect to a calendar year, his Accrued Benefit and

     Preretirement Surviving Spouse Death Benefit shall be reduced as of the date such distribution is treated under Section 4.05 as having been made to him by an amount equal to the product of:


               (i)  his Accrued Benefit (or Preretirement Surviving Spouse

          Death Benefit, as the case may be) as of the December 31

          Valuation Date of the calendar year to which the distribution of

          Available Net Income relates, but before any adjustment has been made under Section 4.04(a) with respect to such calendar year;

          times


              (ii)  a fraction, the numerator of which is the amount of

          Available Net Income distributed to the Participant (and not recontributed by him to the Plan) and the denominator of which is the amount of his Participant Account that has, as of the date of distribution, been taxed to the Participant for federal income tax purposes;


     provided, however, that a Participant's Accrued Benefit and

     Preretirement Surviving Spouse Death Benefit shall not be reduced under this Section 4.04(b) below the Adjusted Accrued Benefit and

     Adjusted Preretirement Surviving Spouse Death Benefit accrued by that

     Participant as of October 31, 1992 without regard to this Section

     4.04(b).


     Section 4.05.  Distribution and Recontribution of Income.  The

Administrator shall, as of each January 1 (or the first business day thereafter if January 1 falls on a weekend), distribute to each Participant the entire amount of that Participant's Available Net Income for the immediately preceding calendar year; provided, however, that the amount of distribution to which a Participant shall be entitled under this Section

4.05 shall be reduced (but not below zero (0)) by the amount of monthly pension benefits paid to that Participant under this Plan during that immediately preceding calendar year.  Each Participant to whom a distribution is made under the preceding sentence shall be deemed to have immediately recontributed such distribution to his Participant Account unless such Participant elects (by completing, signing and delivering the appropriate form to the Administrator on the date such distribution is made) to receive such distribution in a single lump sum cash payment.  A

Participant who elects to receive the entire amount of his Available Net

Income in a single lump sum cash payment shall receive a distribution of such amount as soon after the Administrator receives his election as is administratively feasible (but no later than sixty-five (65) days after the end of the immediately preceding calendar year) and shall have his Adjusted

Accrued Benefit and Preretirement Surviving Spouse Death Benefit reduced in accordance with Section 4.04(b).  For all purposes of this Plan, any distribution under the preceding sentence shall be treated as having been made on January 1 (or the first business day thereafter if January 1 falls on a weekend) regardless of when the Participant actually receives a lump sum payment of such distribution.  The Trustee may, in its sole discretion,

elect each year on the appropriate Internal Revenue Service form to have each distribution under this Section 4.05 treated as having been made in the taxable year of the Trust Fund that ends within sixty-five (65) days prior to the date on which such distribution is actually made.


                           ARTICLE V

                     MONTHLY DEATH BENEFITS


     If any Participant shall die while still employed by the Employer,

such deceased Participant's surviving spouse, if any, shall be entitled to receive monthly death benefits ("Preretirement Surviving Spouse Death

Benefits") under this Plan equal to fifty percent (50%) of such deceased

Participant's average monthly Compensation with respect to the last thirty-

six (36) consecutive months (or, if lesser, the deceased Participant's entire period of employment with the Employer) ending on or before his death, less the monthly benefits payable to such deceased Participant's surviving spouse for that month under the Company Retirement Plan;

provided, however, that the monthly Preretirement Surviving Spouse Death

Benefits shall be reduced, where applicable, so that they are actuarially equivalent to the monthly death benefits that would be payable for the life of an individual who is the same age and sex as the Participant at the date of his death; provided, further, that the amount of the monthly

Preretirement Surviving Spouse Death Benefits shall be adjusted in accordance with Section 4.04.  For purposes of determining actuarial equivalency under this Article V, a seven percent (7%) interest assumption and the 1971 Group Annuity Mortality Table shall be used.  The monthly payments shall begin on the first (1st) calendar day of the month coinciding with or next following a Participant's death and shall continue through the month in which the surviving spouse's death occurs.

Notwithstanding anything contained in this Article V to the contrary, the surviving spouse of a deceased Participant who immediately before his death met the requirements for benefits under Section 4.01 shall be entitled to a qualified preretirement survivor annuity (as such term is defined in

Section 205(e) of ERISA) with respect to such deceased Participant's

Adjusted Accrued Benefit in lieu of the monthly death benefits otherwise provided under this Article if payment in such form would result in a greater monthly benefit to such surviving spouse.


                           ARTICLE VI

                CONTRIBUTIONS TO THE TRUST FUND


     Section 6.01.  Initial Company Contribution.  On or before

December 10, 1988, the Company contributed to the Trust Fund with respect to each Participant Account established hereunder as of the Effective Date an amount equal to the Maximum Benefit Liability of such Participant

Account (determined as of the Effective Date).


     Section 6.02.  Annual Company Contributions.  The Maximum Benefit

Liability for each Participant Account established hereunder shall be re-

computed as of each October 31.  If the balance credited to a Participant

Account as of any October 31 is less than the Maximum Benefit Liability of such Participant Account as of such date after the allocation of income and the reallocation of excess Participant Account balances are completed for such Valuation Date under Sections 7.04 and 7.05 respectively, the Company shall within forty (40) calendar days after such October 31 contribute to the Trust Fund the amount of the deficiency.


     Section 6.03.  Additional Company Contributions.  The Company may at

any time or from time to time make additional contributions of cash or other property to the Trust Fund.


     Section 6.04.  Form of Contribution.  The Company's contributions under Sections 6.01, 6.02 and 6.03 shall be paid directly by the Company to the Trustee in cash or, at the option of the Company, in any other form permissible under ERISA and acceptable to the Trustee; provided, however,

that the Company shall be permitted to meet all or any portion of its funding requirements by transferring to the Trust Fund insurance policies insuring the life of one (1) or more Participants in which case the value of the insurance policies shall be determined based on their respective cash surrender values.


                          ARTICLE VII

                  ESTABLISHMENT OF TRUST FUND


     Section 7.01.  Trust Fund.  The Trustee shall hold all assets contributed to, or earned by it, under the terms and conditions of this

Plan and subject to applicable requirements under ERISA.


     Section 7.02.  Establishment of Participant Accounts.  The Trustee

shall establish and maintain a Participant Account for each Participant.

The Participant Accounts as established hereunder shall be adjusted as provided in this Plan.  Payment of benefits under Article V and Section

4.01 shall be charged against the Participant Account of the Participant for whom the payments are attributable.  The maintenance of the Participant

Accounts is for accounting purposes only, and a segregation of Trust Fund assets shall not be required.  Any insurance policies held by the Trust

Fund in accordance with this Plan shall be commingled with the other assets of the Trust Fund and shall not be credited to the Participant Account of the Participant on whose life the policy is based.


     Section 7.03.  Allocation of Contributions.  Any contributions made pursuant to Sections 6.01 and 6.02 of this Plan shall be credited to the

Participants Accounts upon which the contribution was based; provided,

however, that if the amount of the Company contribution is less than the aggregate required contribution for the Participant Accounts for which the contribution relates, the amount of the contribution to be allocated to each Participant Account shall be determined by multiplying the amount of the contribution by a fraction, the numerator of which is the required contribution for such Participant Account at the date of contribution and the denominator of which is the aggregate required contributions for all

Participants Accounts (for which the contribution relates) at the date of contribution; provided, further, that if the amount of Company contribution is greater than the aggregate required contributions for all Participant

Accounts, the amount of the excess shall be allocated proportionately among all Participant Accounts in accordance with the respective Maximum Benefit

Liabilities of such Participant Accounts as of the Valuation Date for which the contribution relates.


     Section 7.04.  Valuations.  As of each Valuation Date, the Trustee shall adjust the Participant Accounts to reflect contributions,

distributions, income earned, expenses not paid by the Company, increases or decreases in the value of the Trust Fund assets and all other transactions since the last preceding Valuation Date.  Any income or losses with respect to the Trust Fund and appreciation or depreciation in Trust

Fund assets shall be allocated proportionally among all Participant

Accounts in accordance with the value of such Participant Accounts at the last preceding Valuation Date; provided, however, that for purposes of these allocations, each Participant Account shall be decreased by fifty percent (50%) of any distributions from such Participant Account under

Article V and under Section 4.01 since the last preceding Valuation Date;

provided, further, that gains or losses from the sale or exchange of capital assets shall be treated as items of income or loss and shall be allocated to Participant Accounts accordingly.


     Section 7.05.  Reallocation of Excess Participant Account Balances.

If any Participant Account is liquidated because payments from such

Participant Account have been made in full or because the Participant on whose behalf the Participant Account was established has terminated his employment with the Employer before meeting the vesting requirements described in Section 4.01, the entire remaining balance in the liquidated

Participant Account shall be re-allocated as of such Valuation Date as follows:


          (a)  first, to the extent that other Participant Accounts on such

     Valuation Date have balances less than their Maximum Benefit

     Liabilities, the amount available for reallocation under this Section shall be re-allocated proportionally among the Participant Accounts not fully funded based on the respective amount of the deficiency of each such Participant Account at such Valuation Date; and


          (b)  second, any remaining amount to be re-allocated under this

     Section shall be allocated proportionally among all outstanding

     Participant Accounts based on their Maximum Benefit Liabilities at such Valuation Date.


     Section 7.06.  Payment of Expenses.  The Trustee shall be entitled to receive such reasonable annual compensation for its services as shall be agreed upon between the Company and the Trustee.  The Trustee shall also be entitled to receive payment of all reasonable and necessary expenses in administering the affairs of the Trust Fund including, without limitation,

all expenses which may be incurred in connection with the establishment and administration of the Trust Fund, the employment of such administrative,

legal, accounting, actuarial or other expert and clerical assistance as the

Trustee, in its sole discretion, deems necessary or appropriate in the performance of its duties, unless the Company elects to pay such compensation or expenses.  Any compensation or expenses for which the

Trustee is entitled to payment or reimbursement under this Section shall be paid out of the Trust Fund to the fullest extent then permitted under

ERISA, unless the Company elects to pay such compensation or expenses.


     Section 7.07.  Accounting and Record Keeping.  The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions relating to each Participant Account, and all such records shall be open to inspection and audit at all reasonable times by any person designated by the Company.  As soon as practicable after each

Valuation Date, the Trustee shall file with the Company a written report for each Participant Account setting forth all gains or losses (both realized and unrealized) and other transactions relating to the Trust Fund since the last preceding Valuation Date.  As soon as practicable after each

Valuation Date, the Trustee shall provide each Participant with a statement of the balance credited to his Participant Account at such Valuation Date.


     Section 7.08.  Limitation on Liability.  As long as the Trustee has performed its duties and met its obligations pursuant to the terms and conditions of this Plan, it shall have no liability whatsoever to pay any claims for benefits or expenses or other payments authorized hereunder from any Participant Accounts, if the assets of such Participant Account shall at any time be depleted.  Except as otherwise provided by ERISA, the duties and responsibilities of the Trustee shall be governed solely by the terms and conditions of this Plan, and any amendments thereto.


     Section 7.09.  Consultation and Indemnification.  The Trustee may

consult with counsel, who may, but need not, be counsel to the Company, and the Trustee shall not be deemed imprudent by taking or refraining from taking any action in accordance with the opinion of such counsel.  The

Company agrees, to the fullest extent then permitted by law, to indemnify and hold the Trustee harmless from and against any liability which the

Trustee may incur in the administration of the Trust Fund, unless such liability arises from the Trustee's willful breach of the provisions of this Plan.


     Section 7.10.  Litigation.  The Trustee shall not be required to commence or defend any litigation or dispute arising in connection with this Plan, unless the Trustee is first indemnified by the Company against its prospective costs, expenses and liability, and the Company hereby agrees to indemnify the Trustee for any such costs, expenses and liability.


     Section 7.11.  Waiver of Bond.  The Trustee shall not be required to give bond or any other security for the faithful performance of its duties under this Plan, except such as may be required by a law which prohibits the waiver thereof.


                          ARTICLE VIII

                    INVESTMENT OF TRUST FUND


     Section 8.01.  Management of Trust Fund and Appointment of Investment

Manager.  The Trust Fund shall be managed, invested, and reinvested by the

Trustee, subject, however, to the right of the Company to designate in writing an investment manager in accordance with Section 402(c)(3) of ERISA to manage or invest or reinvest the Trust Fund or any part thereof, in which event the Trustee shall not be liable for the acts or omissions of such investment manager or have any authority to manage or invest the assets of the Trust Fund which are subject to management by such investment manager until said investment manager is dismissed by the Company.  Any such investment manager so designated shall have the same powers and duties with respect to the management and investment of that portion of the Trust

Fund managed by such investment manager as those granted to the Trustee hereunder, except to the extent otherwise provided in the instrument designating such investment manager. Notwithstanding anything contained in this Plan to the contrary, the Company shall have the right to direct the

Trustee to take the following action with respect to insurance policies:


          (a)  to maintain or hold insurance policies which are transferred to the Trust Fund by the Company;


          (b)  to apply Company contributions to the Trust Fund towards the purchase of insurance policies or the payment of premiums with respect to insurance policies transferred to, or purchased by, the Trust Fund;

     or


          (c)  to convert to paid-up form, to surrender for the cash value thereof or to terminate any insurance policies held by the Trust Fund.


     Section 8.02.  Powers of Trustee.  Except as otherwise provided by

ERISA, the Trustee shall have the following powers in investing the Trust

Fund:


          (a)  To invest or reinvest all or any part of the Trust Fund in any real or personal property as the Trustee may deem advisable,

     including but not limited to:


               (i)  any securities normally traded by and obtainable

          through a stockbroker or "over the counter" dealer or on a recognized exchange;


              (ii)  any shares of an investment company registered under the Investment Company Act of 1940, as amended;


             (iii)  any insurance contracts or annuities;


              (iv)  the deposit of all or any part of the Trust Fund with an insurer for the payment of interest thereon;


               (v)  any securities issued or guaranteed by the United

          States of America or any of the instrumentalities or states thereof or of any county, city, town, village, school district or other political subdivision of any of said states;


              (vi)  certificates of deposit, time deposits or savings

          accounts including, but not limited to, those issued by its own departments or divisions or related financial institutions;


             (vii)  commercial paper, money market funds, treasury bills and similar investments; and


            (viii)  any combination of (i) through (vii) above and, except as otherwise provided by ERISA, without being restricted by any statute or rule of law governing the investments in which a trustee may invest funds held by it.


          (b)  To sell or exchange any part of the assets of the Trust

     Fund.


          (c)  To vote in person or by proxy the securities and investment company shares which its holds as Trustee and to delegate such power.


          (d)  To consent to or participate in dissolutions,

     reorganizations, consolidations, mergers, sales, transfers, or other changes in securities and investment company shares which it holds as

     Trustee, and, in such connection, to delegate its powers and to pay all assessments, subscriptions, and other charges relating thereto.


          (e)  To exercise all rights, privileges, options and elections with respect to any insurance policies and to pay the premiums thereon; provided, however, that any action taken by the Trustee with respect to any such insurance contracts, including the payment of premiums, shall be subject to the approval of the Company.


          (f)  To retain in cash and keep unproductive of income such amount as the Trustee may deem advisable in its sole discretion, and the Trustee shall not be required to pay interest on such cash balances or on cash in its hands pending investment.


          (g)  To sell, exchange, convey or transfer any property at any time held by the Trustee upon such terms as it may deem advisable, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the propriety of any such transaction.


          (h)  To enter into, compromise, compound and settle any debt or obligation due to or from the Trustee and to reduce the rate of interest on, to extend or otherwise modify or to foreclose upon,

     default or otherwise enforce any such obligation.


          (i)  To cause any bonds, stocks or other securities held by the

     Trustee to be registered in or transferred into its name as Trustee or the name of its nominee or nominees or to hold them unregistered or in form permitting transferability by delivery, but at all times with full responsibility therefor as Trustee.


          (j)  To manage, administer, operate, repair, improve and mortgage or lease for any number of years, regardless of any restrictions on leases made by trustees, or otherwise to deal with any real property or interest therein; to renew or extend or to participate in the renewal or extension of any mortgage, and to agree to the reduction in the interest on any mortgage or other modification or change in terms of any mortgage or guarantee thereof in any manner and upon such terms as may be deemed advisable; to waive any defaults whether in performance of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and all rights of foreclosure.


          (k)  To make, execute and deliver as Trustee any and all deeds,

     leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers.


          (l)  To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund.


          (m)  To exercise, generally, any of the powers which an

     individual owner might exercise in connection with any property,

     either real, personal or mixed, held by the Trust Fund, and to do all other acts which the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article or otherwise in the best interests of the Trust Fund and the Participants.



                           ARTICLE IX

             RESIGNATION, REMOVAL, AND APPOINTMENT
                      OF SUCCESSOR TRUSTEE


     Section 9.01.  Resignation.  The Trustee may resign upon sixty (60)

calendar days' prior notice in writing to the Company.  Such prior written notice may be waived by the Company.



     Section 9.02.  Removal.  The Company may remove the Trustee, with or without cause, upon sixty (60) calendar days' prior written notice to the

Trustee.  Such prior written notice may be waived by the Trustee.


     Section 9.03.  Successor Trustee.  Upon the resignation or removal of the Trustee or inability of the Trustee for any reason to perform its duties hereunder, the Company shall promptly appoint a successor Trustee,

which shall be a national bank or a state bank having its deposits insured by the Federal Deposit Insurance Corporation, having capital and surplus of at least fifty million dollars ($50,000,000).  Any such successor Trustee shall have the same powers and duties as those conferred upon the initial

Trustee hereunder and shall evidence its acceptance of such appointment by written instrument addressed to the Company.  Upon written notice from the

Company of the acceptance of such appointment by the successor Trustee, the

Trustee shall promptly assign, transfer and pay over the Trust Fund to such successor Trustee; provided, however, that the Trustee may reserve such sum of money as it shall deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise.


     Section 9.04.  Accounting by Trustee.  Within sixty (60) calendar days after the date or resignation or removal of the Trustee, the Trustee shall furnish a written accounting of the Trust Fund with respect to the period since the last Valuation Date to the Company, and to the successor Trustee,

which report shall set forth all investments, receipts, disbursements, and other transactions during such period.


     Section 9.05.  Merger or Consolidation of Trustee.  If the Trustee

shall at any time merge or consolidate with or shall sell or transfer all or substantially all of its assets and business to another corporation,

state or federal, the corporation resulting therefrom shall be Trustee hereof in lieu of its predecessor in interest without the execution of any instrument and without action on the part of the Company; provided,

however, that such successor corporation shall be qualified under the laws of the State of Indiana to undertake the duties of the Trustee hereunder.


                           ARTICLE X

                  NON-DIVERSION OF TRUST FUND


     Except as otherwise expressly provided in this Plan and then permitted by ERISA, the Company shall not have the right or power to direct the

Trustee to return all or any part of the Trust Fund to the Company or to divert to others any of the assets held in the Trust Fund until all Accrued

Benefits or Preretirement Surviving Spouse Death Benefits under this Plan have been paid in full or satisfied by the purchase and delivery of single premium non-transferable deferred annuity contracts.


                           ARTICLE XI

                         ADMINISTRATION


     Section 11.01.  Delegation of Responsibility.  The Administrator may

delegate duties involved in the administration of this Plan to the

Compensation Committee or to the Executive Committee of the Board or to

such other person or persons whose services are deemed necessary or convenient. However, the ultimate responsibility for the administration of this Plan shall remain with the Administrator.


     Section 11.02.  Construction of Plan.  The Compensation Committee

shall have the power to construe this Plan and to determine all questions of fact or law arising under it.  It may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as it may deem expedient.  Except as otherwise permitted by

ERISA, all acts and determinations of the Compensation Committee shall be final and conclusive on the Participants and on the surviving spouses of any deceased Participants and shall not be subject to appeal or review except in those instances where the Compensation Committee, in its sole discretion, refers such matter to the Board.


     Section 11.03.  Tax Information to Participants.  The Administrator

shall timely provide necessary tax information to the Plan Participants relating to their participation in this Plan to enable the Participants to report properly any income required to be recognized by the Participants.


     Section 11.04.  Determinations.  The Company shall make all determinations as to the right of any person to a benefit.  Any denial by the Company of a claim for benefits under this Plan by a Participant or by any deceased Participant's surviving spouse shall be stated in writing by the Company and delivered or mailed within ninety (90) calendar days to the

Participant or to such deceased Participant's surviving spouse; and such notice shall comply with all requirements imposed by ERISA and shall set forth the specific reasons for the denial, written to the best of the

Company's ability in a manner that may be understood without legal or actuarial counsel.  In addition, the Company shall afford a reasonable opportunity to any Participant or to such deceased Participant's surviving spouse whose claim for benefits has been denied for a review of its decision denying the claim in accordance with Section 503 of ERISA.


                          ARTICLE XII

                         MISCELLANEOUS


     Section 12.01.  Amendment or Termination of Plan.  This Plan may be

amended, modified, supplemented in any respect or terminated by Board action if the continued operation of this Plan is deemed imprudent by the

Board as a result of changes in the law or other circumstances outside of the control of the Company; provided, however, that no amendment,

modification, supplement or termination of this Plan shall have the effect of:


          (a)  discontinuing, reducing or eliminating:


               (1)  the Adjusted Accrued Benefit of a Participant,


               (2)  the Adjusted Preretirement Surviving Spouse Death

          Benefits which would have been payable to a deceased

          Participant's surviving spouse under Article V of this Plan, or


               (3)  any optional form of distribution permitted under this

          Plan;


          (b)  substantially increasing the duties of the Trustee without its prior written consent;


          (c)  permitting a reversion of Trust Fund assets to the Company before the benefits provided under this Plan have been paid in full or otherwise satisfied as provided in Article X; or


          (d)  discharging the Company from its obligation to make the Tax

     Distribution payments provided under Section 4.03.


     Section 12.02.  Right to Merge Plan.  The Company reserves the right,

by action of its Board, to merge or to consolidate this Plan with, or to transfer the assets or liabilities of this Plan to, any other similar retirement plan at any time, except that no such merger, consolidation or transfer shall be authorized unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferred plan then terminated) equal to or greater than the benefit to which he would have been entitled immediately before the merger, consolidation or transfer (if this Plan then terminated).


     Section 12.03.  Successors and Assigns.  This Plan shall be binding upon the successors and assigns of the Company.


     Section 12.04.  Choice of Law.  Except as otherwise required by ERISA,

this Plan shall be construed and interpreted pursuant to, and in accordance with, the laws of the State of Indiana.


     Section 12.05.  No Employment Contract.  This Plan shall not be construed as an agreement, consideration or inducement of employment or as affecting in any manner the rights or obligations of the Employer or of any

Participant to continue or to terminate the employment relationship any time.


     Section 12.06.  Non-Alienation.  Neither a Participant nor his spouse shall have any right to anticipate, to pledge, to alienate or to assign any rights under this Plan, and any effort to do so shall be null and void.

The monthly benefits payable under this Plan shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent then permitted by law.  The preceding sentences shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 206(d) of ERISA.


     Section 12.07.  Gender and Number.  Words in the masculine gender shall be construed to include the feminine gender in all cases where appropriate; words in the singular or plural shall be construed as being in the plural or singular in all cases where appropriate.


     Section 12.08.  Headings.  The headings in this Plan are solely for convenience of reference and shall not affect its interpretation.


     Section 12.09.  Payment to Incompetents.  If any Participant or

surviving spouse of a deceased Participant, entitled to benefits under this

Plan is, in the judgment of the Company, legally, physically or mentally incapable of personally receiving and receipting for any payment due hereunder, payment may be made to the guardian or other legal representative of such Participant or such surviving spouse.


     Section 12.10.  Illegal or Invalid Provisions.  If any provision of this Plan or the application of any such provision to any person or circumstance shall be invalid under any law of the United States of America or of any State or any political subdivision thereof, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of this Plan shall be affected thereby.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and

Restatement of the Plan to be signed on this 28th day of April   , 1993 and

to be effective as of May 1, 1993.  The terms of this Amendment and

Restatement only apply to Employees who have completed at least one (1)

Hour of Service on or after May 1, 1993.




                                   INDIANAPOLIS POWER & LIGHT
                                     COMPANY



                                   By: /s/ John R. Hodowal
                                      ----------------------------
                                        John R. Hodowal, Chairman
                                        of the Board and Chief
                                        Executive Officer
ATTEST:

By: /s/ Marcus E. Woods
   ------------------------
     Marcus E. Woods,
     Secretary